 Exhibit 99.1

Pacific Energy Development Announces Year End Results, Entry
into Letter of Intent, and Reverse Stock Split

Danville, CA, Monday, March 27, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) reported today its year end results for 2016.

Over the year ended December 31, 2016, the Company acquired interests in 8 additional D-J Basin wells in Weld County, Colorado, increasing its interests from 53 wells (gross) at the end of 2015 to 61 wells (gross) at the end of 2016, and the Company generated $4 million in gross oil and gas revenue from the production and sale of 121,058 BOE (barrels of oil equivalent), while reducing total operating expenses by over $6.4 million during 2016. In addition, in May 2016 the Company successfully closed a new $25.96 million delayed draw term loan facility and restructured its senior debt, capitalizing all accrued and unpaid interest under its previous senior debt and extending its maturity to June 2019, with no payments due until after the new loan facility has been paid off, and with no monthly interest payments due under the new facility.

The Company recently entered into a non-binding letter of intent with an investor who has expressed an interest in funding the development of the Company’s oil and gas assets and restructuring the Company’s debt. The Company is currently in the process of presenting the proposed terms to its senior lenders for consideration and approval to move forward. The letter of intent contemplates the negotiation and preparation of final deal documents and is currently non-binding on the parties. As such, we may not complete the transactions contemplated by the non-binding letter of intent. While the Company continues to pursue the previously-announced acquisition of GOM Holdings, LLC (GOM), which has been delayed due to the parent company of GOM entering into Bankruptcy and GOM’s assets being subject thereto, the Company is also actively pursuing multiple alternative transactions with a number of third parties and the Company’s senior lenders, which potential transactions contemplate the acquisition of oil and gas assets by the Company in exchange for equity and/or an infusion of equity capital, coupled with the reduction or complete discharge of Company debt through conversion of such debt into Company equity or satisfaction of the debt through payment of funds raised in an equity fundraising transaction, in each case with the debt being converted or being discharged on a discounted basis.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, "We are very pleased with our year-end results, which demonstrate our ability to continue to drive our costs lower while generating consistent production. We are encouraged by the interest of investors in the potential of our assets and will review our most recently received offer, and other offers we may receive, and seek to move forward as quickly as we can. With our May 2016 financing and debt restructuring in place, we believe we are in an enviable position among small-cap oil and gas development companies, as we now have a run-way to seek acquisitions and other transactions that may increase our asset base, build cash flow and be accretive to our shareholders."

In addition, today the Company announced a 1-for-10 reverse split of its common stock, effective as of April 7, 2017.  It is anticipated that on April 10, 2017, the Company's common stock will trade on the NYSE MKT on a split adjusted basis. As previously disclosed by the Company, a reverse stock split was required to be completed by the Company no later than May 3, 2017 in order to continue the listing of the Company’s common stock on the NYSE MKT.

At the Company’s annual meeting of stockholders on December 28, 2016, the Company's stockholders authorized the Board of Directors to amend the Company’s Certificate of Formation to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-10. The Company’s Board of Directors determined to set the ratio at 1-for-10 for a variety of reasons, including because such ratio was requested by the potential investor in the non-binding letter of intent the Company recently entered into as described above.

Upon effectiveness, the reverse stock split will cause a reduction in the number of shares of common stock outstanding and issuable upon the conversion of the Company's outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in a ratio of 1-for-10 and will cause a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding stock options and warrants will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the NYSE MKT under the symbol "PED." The new CUSIP number for the common stock following the reverse stock split is 70532Y 303.

The number of authorized shares of the Company's common stock will remain at 200,000,000, while the number of outstanding shares will be reduced from approximately 54.9 million to 5.49 million. No fractional shares will be issued following the reverse stock split.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, you may, but are not required to, contact our transfer agent, First American Stock Transfer, Inc., at (602) 759-5510, regarding the procedure for exchanging those certificates for new certificates representing the post-split number of shares. No new certificates will be issued to a stockholder until or unless such stockholder has surrendered the pre-split certificate(s) together with such information, fees and documentation as the transfer agent may require.

Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 8, 2016, a copy of which is also available at www.sec.gov or at www.pedevco.com under the SEC Filings tab located on the Investors page.

In addition, the Company announced that pursuant to the disclosure requirements of NYSE MKT Company Guide Section 610(b), its audited consolidated financial statements for the year ended December 31, 2016, which were filed with the Securities and Exchange Commission on March 27, 2017, contained an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to the Company’s ability to continue as a going concern. This announcement does not represent any change or amendment to the Company’s audited consolidated financial statements for the year ended December 31, 2016.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Weld County, Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com